UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On August 12, 2019, Lincoln National Corporation (the “Company”) announced that it has commenced a cash tender offer to purchase the Company’s 6.15% Senior Notes due 2036 (the “6.15% Notes”) and the Company’s 4.85% Senior Notes due 2021 (the “4.85% Notes”, and together with the 6.15% Notes, collectively the “Notes”). The Company will purchase Notes for an aggregate purchase price of up to $150,000,000 and, in the case of the 4.85% Notes, up to $50,000,000 in aggregate principal amount. The tender offer is being made exclusively pursuant to an offer to purchase dated August 12, 2019 and related letter of transmittal, which set forth the terms and conditions of the tender offer.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the tender offer.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Randal J. Freitag
Name:	Randal J. Freitag
Title:	Executive Vice President and
Chief Financial Officer

Date: August 12, 2019